                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus of our reports dated January 26, 1999 included or incorporated by reference in American Home Products Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Joint Proxy Statement/Prospectus.

                                          ARTHUR ANDERSEN LLP

New York, New York
December 16, 1999